Exhibit 99.1

NEXT Renewable Fuels Adds Former Assistant Secretary of Army Civil Works Jo-Ellen Darcy to Board of Directors

Public Service and Environmental Conservation Leader to Help Guide NEXT Ahead of SPAC Merger and Through Federal Permitting of Its Flagship Clean Fuels Facility

HOUSTON, July 12, 2023 – NEXT Renewable Fuels (“NEXT”) announced Jo-Ellen Darcy has been appointed to its Board of Directors ahead of the company’s anticipated listing on the Nasdaq Capital Market. NEXT is a next generation fuels company dedicated to the goal of sustainably producing clean, low-carbon fuels from organic feedstock.

“My passions align with the mission of NEXT – to decarbonize the transportation industry and create a more sustainable foundation of next-generation infrastructure,” said Darcy. “My years of public service were spent championing this vision, so I look forward to advising this innovative team and contributing to the acceleration of a cleaner future for all.”

Darcy brings an impressive record in public service, environmental stewardship, and public policy advocacy to NEXT. Appointed by President Barack Obama, she is renowned for her tenure as the longest-serving Assistant Secretary of Army Civil Works (2009 - 2017). This position serves as the civilian head of the US Army Corp of Engineers. In this capacity, she supervised the conservation and development of U.S. water and wetland resources, advanced programs dedicated to flood control, navigation, and shore protection, and oversaw impactful ecosystem restoration projects.

Darcy held several esteemed positions in the U.S. Senate, including Senior Environmental Advisor to the Senate Finance Committee and Senior Policy Advisor to the Senate Environment & Public Works Committee. She was instrumental in the legislative evolution of key policies like the Safe Drinking Water Act and the Clean Water Act, and played a pivotal role in restoring critical habitats in the Everglades. Darcy also worked as an advisor on Great Lakes resource issues, environmental preservation, and transportation policy for Michigan Governor Jim Blanchard.

“Jo-Ellen’s leadership and expertise in environmental stewardship and wetland-related public policy is unparalleled,” emphasized Christopher Efird, Chairperson and CEO of NEXT. “She will be instrumental in guiding the company through our ambitious pursuit of building world-class clean fuels facilities in the Pacific Northwest.”

Darcy's significant contributions throughout her career earned her the prestigious Spartan Statesmanship Award for Distinguished Public Service from Michigan State University’s Institute for Public Policy and Social Research, and the Everglades Coalition Public Service Award. She serves on the Board of Directors for the U.S. Endowment for Forestry and Communities and is currently serving as the Vice Chair of American Rivers, a leading non-profit organization dedicated to protecting and restoring rivers across the United States.

MEDIA CONTACT

Michael Hinrichs 805-453-1346

michael@nxtclean.com

About NEXT

NEXT is a next generation fuels company dedicated to sustainably producing clean, low-carbon fuels. The company’s initial project is a 50,000 barrel-per-day / 750 million gallon-per-year Renewable Diesel (“RD”) / Sustainable Aviation Fuel (“SAF”) refinery in Oregon with easy multi- modal access to the West Coast demand markets. The project is advancing through permitting and expects to begin construction upon completion of an Environmental Impact Statement currently underway with the US Army Corp of Engineers. RD and SAF are high-margin liquid transportation fuels worldwide and there is a global demand for increased supply. To learn more about NEXT, please visit www.nxtclean.com.

About Industrial Tech Acquisitions II, Inc.

ITAQ is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. ITAQ is sponsored by Texas Ventures, a leading technology and venture capital firm with expertise in capital markets and structured finance. The firm provides guidance, insight and capital to assist entrepreneurial teams and managers who have the desire and talent to build exceptional companies. The Texas Ventures' approach is to identify emerging trends and opportunities prior to recognition by the broader marketplace, and to take a proactive approach in working with entrepreneurs and managers who they believe have the ability to build world-class companies.

NEXT Cautionary Statement Regarding Forward-Looking Statements

All statements other than statements of historical facts contained in press release are forward- looking statements. Forward-looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “intend,” “expect,” “should,” “would,”

“plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics, projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of NEXT’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of NEXT. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions, including the risk that any required regulatory approvals are not obtained, are delayed, or are subject to unanticipated conditions that could adversely affect the actual results; risks related to the rollout of NEXT’s business and the timing of expected business milestones; the effects of competition on NEXT’s business. If any of these risks materialize or NEXT’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that NEXT presently does not know or that NEXT currently does not believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect NEXT’s expectations, plans or forecasts of future events and views as of the date of this press release. NEXT anticipates that subsequent events and developments will cause NEXT’s assessments to change. However, while NEXT may elect to update these forward-looking statements at some point in the future, NEXT specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing NEXT’s assessments as of any date after the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither NEXT nor any of its affiliates have any obligation to update this press release.

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